UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2013

NORTH VALLEY BANCORP

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-10652	94-2751350
(Commission File Number)	(IRS Employer Identification No.)

300 Park Marina Circle, Redding, CA         96001

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:    (530) 226-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 28, 2013, the Audit Committee of the Board of Directors of North Valley Bancorp (the “Company”), following consultation with the Company's management and the Company’s current independent accounting firm, Crowe Horwath LLP, concluded that there was an error in the calculation of the Company's tax benefits recorded in the quarter ended September 30, 2012. Specifically, the tax benefits recognized in the third quarter ended September 30, 2012, resulting from the reversal of a state deferred tax asset valuation allowance of $4,277,000, did not include an offset of approximately $1,347,000 for the increase in federal deferred tax liabilities associated with the reversal. As a result of the error in the calculation, the Audit Committee concluded that the interim financial statements as of and for the three and nine months ended September 30, 2012 should no longer be relied upon. The change in amount of tax benefits recognized will result in a change to the assets and equity portions of the balance sheet and will result in a decrease to the amount of tax benefits reported, which will have a negative impact on previously reported net income and earnings per share on the statement of income and comprehensive income.

To correct the error in the calculation of the tax benefits described above, the Company will file with the Commission, as soon as practicable, an amendment of its Form 10-Q quarterly report as of and for the three and nine month periods ended September 30, 2012. The Company anticipates that it will be able to timely file its Form 10-K for the fiscal year ended December 31, 2012. Management is considering, and will continue to evaluate, the effect of the facts leading to the error on the Company's prior conclusions of the adequacy of its internal control over financial reporting and disclosure controls and procedures. A final conclusion with respect to the effectiveness of the Company's internal controls over financial reporting and disclosure controls and procedures has not been made as of the date of this report. The Company will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with its future filings with the Commission.

This report may contain "forward-looking statements" within the meaning of the federal securities laws made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which represent the Company's expectations or beliefs concerning various future events, may contain words such as "may", "will", or "intends", or other words indicating future results. Such statements may include but are not limited to statements concerning amendments to the Company's previously filed Annual or Quarterly Reports, information included in the Company's financial statements, and the intended filing date of the Company's Annual Report on Form 10-K. The potential risks and uncertainties associated with these forward-looking statements include risks related to the Company's internal controls, its compliance with regulations, accounting principles and public disclosure, and other risks and uncertainties described in its filings with the Commission. The Company disclaims any obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date of this report, except as required by law.

2

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP

Dated: January 30, 2013	By:	/s/ Kevin R. Watson
Kevin R. Watson
Executive Vice President
Chief Financial Officer